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                                                                   Exhibit 10.55

                                                        FORM OF OPTION AGREEMENT

                                 AWARD STATEMENT

1.    Name of Non-Employee Director: ______

2.    Date of Grant: _______,200_

3.    Number of Options: ________

4. Initial Exercise Date: the earlier of (i) the first trading day in January 200_ and (ii) the date on which the Non-Employee Director ceases to be a Director of GS Inc. **

5.    Exercise Price: $________

6.    Expiration Date: Ten (10) years after the Date of Grant

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**    Provided that date is during a Window Period or if that date is not during a Window Period, on the first business day of the first Window Period after such date. The Committee may from time to time prescribe periods during which the Options shall not be exercisable.


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                   THE GOLDMAN SACHS 1999 STOCK INCENTIVE PLAN
                          OUTSIDE DIRECTOR OPTION AWARD

            This Award Agreement sets forth the terms and conditions of an award granted to you under The Goldman Sachs 1999 Stock Incentive Plan (the "Plan"), of options (the "Options") to purchase shares of Common Stock ("Shares").

            1. The Plan. This Award is made pursuant to the Plan, the terms of which are incorporated in this Award Agreement. Capitalized terms used in this Award Agreement that are not defined in this Award Agreement, or in the attached Glossary of Terms, have the meanings as used or defined in the Plan.

            2. Award. A statement attached hereto (the "Award Statement") sets forth (i) the Date of Grant, (ii) the number of Options granted and (iii) the per-Share Exercise Price. Until the Shares are delivered to you pursuant to Paragraph 6, you have no rights as a shareholder of GS Inc. THIS AWARD IS SUBJECT TO ALL TERMS AND PROVISIONS OF THE PLAN AND THIS AWARD AGREEMENT.

            3. Expiration Date. Subject to the terms of the Plan, the Options shall expire and no longer be exercisable on the Expiration Date.

            4. Vesting. You shall be fully vested in the Options on the Date of Grant.

            5. Exercisability of Vested Options.

            (a) General. To the extent outstanding and unexercised, the Options may be exercised in accordance with procedures established by the Committee, but, not earlier than the Initial Exercise Date. The Committee may from time to time prescribe periods during which the Options shall not be exercisable.

            (b) Death. Notwithstanding any other provision of this Award Agreement, if you die and any Options remain unexercised, and provided your rights in respect of such Options have not previously terminated, such Options shall be exercisable by the representative of your estate in accordance with the procedures described in Paragraph 5(a) as soon as practicable after the date of death and after such documentation as may be requested by the Committee is provided to the Committee and shall, unless earlier terminated or cancelled in accordance with the terms of this Agreement, remain exercisable until the Expiration Date and shall thereafter terminate.

            (c) Other Terminations. Upon your separation from the Board of Directors of GS Inc. for any reason, your outstanding and unexercised Options shall remain exercisable until the Expiration Date, and shall thereafter terminate.

            6. Delivery. Unless otherwise determined by the Committee, or as otherwise provided in this Award Agreement, and except as provided in Paragraph 8, upon receipt of
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payment of the Exercise Price for Shares subject to one or more Options, delivery of the appropriate number of Shares shall be effected by book-entry credit to a custody account (the "Custody Account") maintained by you with The Chase Manhattan Bank or such successor custodian as may be designated by GS Inc. No delivery of Shares shall be made unless you have timely established the Custody Account. You shall be the beneficial owner of any Shares properly credited to the Custody Account. You shall have no right to any dividend or distribution with respect to such Shares if the record date for such dividend or distribution is prior to the date the Custody Account is properly credited with such Shares. The Firm may deliver cash in lieu of all or any portion of the Shares otherwise deliverable in accordance with this Paragraph 6.

            7. Non-transferability. Except as may otherwise be provided by the Committee, the limitations set forth in Section 3.4 of the Plan shall apply. Any assignment in violation of the provisions of this Paragraph 7 shall be void.

            8. Withholding, Consents and Legends.

            (a) The delivery of Shares upon exercise of your outstanding Options is conditioned on your satisfaction of any applicable withholding taxes (in accordance with Section 3.2 of the Plan, provided that the Committee may determine not to apply the minimum withholding rate specified in Section 3.2.2 of the Plan).

            (b) Your rights in respect of the Options are conditioned on the receipt to the full satisfaction of the Committee of any required consents (as described in Section 3.3 of the Plan) that the Committee may determine to be necessary or advisable (including, without limitation, your consenting to the Firm's supplying to any third party recordkeeper of the Plan such personal information as the Committee deems advisable to administer the Plan).

            (c) GS Inc. may affix to Certificates representing Shares issued pursuant to this Award Agreement any legend that the Committee determines to be necessary or advisable (including to reflect any restrictions to which you may be subject under a separate agreement with GS Inc.). GS Inc. may advise the transfer agent to place a stop order against any legended Shares.

            9. Successors and Assigns of GS Inc. The terms and conditions of this Award Agreement shall be binding upon and shall inure to the benefit of GS Inc. and its successors and assigns.

            10. Committee Discretion. The Committee shall have full discretion with respect to any actions to be taken or determinations to be made in connection with this Award Agreement, and its determinations shall be final, binding and conclusive.


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            11. Amendment. The Committee reserves the right at any time to amend the terms and conditions set forth in this Award Agreement, and the Board may amend the Plan in any respect; provided that, notwithstanding the foregoing and Sections 1.3.2(f), 1.3.2(g) and Section 3.1 of the Plan, no such amendment shall materially adversely affect your rights and obligations under this Award Agreement without your consent. Any amendment of this Award Agreement shall be in writing signed by an authorized member of the Committee or a person or persons designated by the Committee.

            12. Governing Law. THIS AWARD SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO PRINCIPLES OF CONFLICT OF LAWS.

            13. Headings. The headings in this Award Agreement are for the purpose of convenience only and are not intended to define or limit the construction of the provisions hereof.

            IN WITNESS WHEREOF, GS Inc. has caused this Award Agreement to be duly executed and delivered as of the Date of Grant.

                                     THE GOLDMAN SACHS GROUP, INC.


                                     By: _______________________________
                                         Name:
                                         Title:

Accepted and Agreed:


By: _______________________________


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                                Glossary of Terms

Solely for purposes of the attached Award Agreement and the Options granted hereby, the following terms shall have the meanings set forth below. Capitalized terms not defined in this Glossary of Terms shall have the meanings as used or defined in the Award Agreement or the Plan.

      "Date of Grant" means the Date of Grant specified on the Award Statement.

      "Exercise Price" means the price at which a Share may be acquired pursuant to an Option as specified on the Award Statement.

      "Expiration Date" means the Expiration Date specified on the Award Statement.

      "Initial Exercise Date" means the Initial Exercise Date specified on the Award Statement, if that day is during a Window Period, or, if that date is not during a Window Period, the first trading day of the first Window Period that begins thereafter.

      "Window Period" means a period during which an employee of the Firm characterized as an "Access Person" is permitted to purchase or sell Shares.